Value Line, Inc.
220 East 42nd Street
New York, NY 10017

For Immediate Release	Contact:	William McBride
November 4, 2009		Kreab Gavin Anderson
NEWS RELEASE		(212) 515-1970

SEC Approves Previously Reported Settlement Offer made by Value Line, Inc.

NEW YORK, November 4 /PRNewswire-FirstCall/ -- (Nasdaq: VALU - News)

New York, NASDAQ – (VALU) Value Line, Inc. announced today that its previously reported offer to settle a Securities and Exchange Commission investigation begun in 2005 has been accepted by the Commission.  Value Line and two of its former officers neither admit nor deny the findings of the investigation, which relate to commissions and fees paid by nine Value Line equity mutual funds to an affiliated brokerage subsidiary from 1986 through November 2004.

During this period the affiliated brokerage revenue comprised less than 1 ½% of Value Line, Inc.’s total revenue.  Value Line management ended the affiliated brokerage practice in 2004.